SECOND MODIFICATION TO REVOLVING LINE OF CREDIT AGREEMENT


         THIS SECOND MODIFICATION TO REVOLVING LINE OF CREDIT AGREEMENT (this "Modification Agreement") is made and entered into as of the ____ day of December, 1995, by and among Wachovia Bank of Georgia, N.A., a national banking association ("Lender"), RRC GA One, Inc., a Georgia corporation ("Original Borrower"), Regency Realty Group, Inc., a Florida corporation ("New Borrower") and Regency Realty Corporation, a Florida corporation ("Guarantor").

                                     ARTICLE I - BACKGROUND AND CONSIDERATION

         Section 1.01 Background. Lender and Original Borrower did enter into that certain Revolving Line Of Credit Agreement dated
May 31, 1994, as amended by that certain First Modification To
Revolving Line Of Credit Agreement dated April 30, 1995 (as amended, the "Line Of Credit Agreement"). Original Borrower has requested that Lender increase the principal amount of the Line of Credit and extend future Loans (as defined in the Line Of Credit
Agreement) to New Borrower. Terms not otherwise defined herein shall have the meanings as set forth in the Line Of Credit
Agreement.

         Section 1.02 Consideration. For and in consideration of the sum of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender, Original Borrower, New Borrower and Guarantor do hereby agree as follows.

                                             ARTICLE II - MODIFICATION

         Section 2.01 Modified Borrower. From and after the date hereof, the "Borrower" under the Line Of Credit Agreement shall be the New Borrower.

         Section 2.02 Modified Principal Amount Of Line Of Credit. The first two sentences of Article 2, Subsection 2.1 of the Line Of Credit Agreement shall be deleted in their entirety and the following sentences shall be inserted:

         Subject to the terms hereof, Lender extends to Borrower a revolving line of credit in the maximum amount of $7,000,000 inclusive of all outstanding principal and interest (the "Line of Credit"), available from the date hereof until April 30, 1996, unless terminated earlier in accordance with the terms of this Agreement. The aggregate amount of principal and interest due with respect to all loans made hereunder (individually called a "Loan" and collectively called "Loans") shall never exceed the sum of $7,000,000.


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         Section 2.03      Modified Amount Of Unsecured Funds Disbursed.
The first sentence of Article 2, Subsection 2.2.3 of the Line Of
Credit Agreement shall be deleted in its entirety and the following sentence shall be inserted:

                  Notwithstanding Subsections 2.2.1 and 2.2.2 above, Borrower may request that Lender disburse up to $1,000,000 under the Line of Credit on a temporarily unsecured basis provided said funds are either: (a) secured by an approved Project within 45 days of the applicable advance or (b) repaid in their entirety with interest thereon as provided hereunder on or before the 45th day after said advance.

         Section 2.04 No Further Modification. Except as is expressly set forth above, the terms and provisions of the Line Of Credit Agreement shall remain in full force and effect without further modification. Original Borrower and Guarantor shall continue to be liable for any and all Loans currently outstanding under the Line Of Credit Agreement, and New Borrower and Guarantor shall be liable for any and all future Loans extended under the Line Of Credit Agreement.

                                         ARTICLE III - GENERAL CONDITIONS

         Section 3.01      Successors and Assigns.  Subject to Subsection
3.4 of Article 3 of the Line Of Credit Agreement, this Modification Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors-in-title and assigns.

         Section 3.02 Miscellaneous. All personal pronouns used herein whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. Titles of Articles and Sections as set forth herein are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provision hereof. Lender, Original Borrower, New Borrower and Guarantor acknowledge and agree that they have been represented by counsel and that each has participated in the drafting of this Modification Agreement. Accordingly, it is the intention and agreement of Lender, Original Borrower, New Borrower and Guarantor that the language, terms and conditions of this Modification Agreement are not to be construed in any way against or in favor of either Lender, Original Borrower, New Borrower or Guarantor by reason of their responsibilities in connection with the preparation of this Modification Agreement.

         IN WITNESS WHEREOF, Lender, Original Borrower, New Borrower and Guarantor have hereunto set their hands and affixed their seals as of the date and year first above written.


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                                                 LENDER:

                                                 WACHOVIA BANK OF GEORGIA, N.A.


                                           By:________________________________
                                                     Edwin S. Poole, III
                                                     Vice President




                                                     ORIGINAL BORROWER:

                                                     RRC GA ONE, INC., a Georgia
                                                     corporation


                                            By:________________________________
                                                        Its:




                                                    NEW BORROWER:

                                                    REGENCY REALTY GROUP, INC.,
                                                    a Florida corporation


                                                     By:______________________
                                                        Its:




                                                    GUARANTOR:

                                                    REGENCY REALTY CORPORATION,
                                                     a Florida corporation


                                                     By:_______________________
                                                        Its:


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